UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 25, 2020

2U, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware

(STATE OF INCORPORATION)

001-36376	26-2335939
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

7900 Harkins Road
Lanham, MD	20706
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(301) 892-4350

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TWOU	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 25, 2020 (the “Closing Date”), 2U, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”), by and among the Company, as borrower, the several lenders from time to time party thereto (the “Lenders”), Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, Morgan Stanley Senior Funding, Inc., Credit Suisse Loan Funding LLC and Goldman Sachs Bank USA, as joint lead arrangers and bookrunners, and Credit Suisse Loan Funding LLC and Goldman Sachs Bank USA, as syndication agents.

The Credit Agreement provides for $50 million in revolving loans (the “Loans”) none of which was drawn on the Closing Date. The Credit Agreement allows for incremental borrowings from time to time in an aggregate amount for all such incremental amounts not to exceed (i) the lesser of (x) $50 million and (y) an amount such that the aggregate principal amount of the Lenders’ commitments under the revolving credit facility does not exceed $100 million, plus (ii) certain specified prepayments of indebtedness, plus (iii) an unlimited amount so long as the Company’s Consolidated Secured Leverage Ratio (as defined in the Credit Agreement) is less than or equal to 4.00:1.00. The existing Lenders under the Credit Agreement will be entitled, but not obligated, to provide such incremental commitments.

The Loans bear interest, at the Company’s option, at variable rates based on (i) a customary base rate plus an applicable margin of 2.75% or (ii) an adjusted LIBOR rate (with a floor of 0.00%) for the interest period relevant to such borrowing plus an applicable margin of 3.75%. The Loans mature on December 26, 2023 (the “Maturity Date”).

The obligations under the Credit Agreement are guaranteed by the Company’s existing and future wholly-owned material domestic subsidiaries (other than certain excluded subsidiaries) (the Company and the guarantors, collectively, the “Credit Parties”). The obligations under the Credit Agreement are secured, subject to customary permitted liens and other agreed-upon exceptions, by a perfected security interest in (i) all tangible and intangible assets of the Credit Parties, except for certain customary excluded assets, and (ii) all of the capital stock owned by the Credit Parties (limited, for certain subsidiaries, to 65% of the capital stock of such subsidiaries).

The Credit Agreement contains customary affirmative covenants, including, among others, the provision of annual and quarterly financial statements and compliance certificates, maintenance of property, insurance, compliance with laws and environmental matters. The Credit Agreement contains customary negative covenants, including, among others, restrictions on the incurrence of indebtedness, granting of liens, making investments and acquisitions, paying dividends, repurchases of equity interests in the Company and entering into affiliate transactions and asset sales. The Credit Agreement contains financial covenants that require the Company to (i) maintain minimum Liquidity (as defined in the Credit Agreement) through the Company’s fiscal quarter ending on December 31, 2021, (ii) meet certain minimum Consolidated EBITDA (as defined in the Credit Agreement) amounts through the Company’s fiscal quarter ending on December 31, 2021, (iii) not exceed certain maximum amounts for the Consolidated Secured Leverage Ratio as of the last day of any period of four consecutive fiscal quarters of the Company ending after (but not including) December 31, 2021 through the Maturity Date and (iv) maintain certain minimum amounts for the Consolidated Fixed Charge Ratio (as defined in the Credit Agreement) for any period of four consecutive fiscal quarters of the Company ending after (but not including) December 31, 2021 through the Maturity Date. The Credit Agreement also provides for customary events of default, including, among others: non-payment of obligations; bankruptcy or insolvency event; failure to comply with covenants; breach of representations or warranties; defaults on other material indebtedness; impairment of any lien on any material portion of the Collateral (as defined in the Credit Agreement); failure of any material provision of the Credit Agreement or any guaranty to remain in full force and effect; a change of control of the Company; and judgment defaults. The occurrence of an event of default could result in the acceleration of obligations under the Credit Agreement.

The description of the Credit Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference into this Item 1.01. The Credit Agreement and the above description have been included to provide investors with information regarding the terms of the Credit Agreement. It is not intended to provide any other factual information about the Company or any other parties to the Credit Agreement or their respective affiliates or equityholders.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1*	Credit Agreement, dated June 25, 2020, by and among 2U, Inc., as borrower, the lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to supplementally furnish to the Securities and Exchange Commission copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2U, INC.

	By:	/s/ Paul S. Lalljie
	Name:	Paul S. Lalljie
Date: July 1, 2020	Title:	Chief Financial Officer